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                               AMENDMENT NO. 3 TO
                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

         This Amendment No. 3 to Amended and Restated Rights Agreement (this "Amendment") is made effective as of the 19th day of May, 1999. This Amendment is an amendment to the Amended and Restated Rights Agreement, dated as of March 17, 1989, as amended effective June 13, 1992, as amended and restated as of December 12, 1997, as amended effective November 24, 1998, and as amended effective March 10, 1999 (the "Rights Agreement"), between Ocean Energy, Inc., a Texas corporation (formerly known as Seagull Energy Corporation and referred to herein as the "Company"), and BankBoston, N.A. (as successor to NCNB Texas National Bank) (the "Rights Agent").

                                    RECITALS

         WHEREAS, pursuant to and in compliance with Section 26 of the Rights Agreement, the Company and the Rights Agent wish to amend the Rights Agreement as set forth herein;

         NOW THEREFORE, the parties hereto agree as follows:

         Section 1. Amendments. Section 7(a) of the Rights Agreement is amended to provide that the term "Final Expiration Date" shall mean May 21, 2000.

         Section 2. Remainder of Agreement Not Affected. Except as set forth in
Section 1 hereof, the terms and provisions of the Rights Agreement remain in full force and effect and are hereby ratified and confirmed.

         Section 3. Authority. Each party represents that such party has full power and authority to enter into this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

         Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                  OCEAN ENERGY, INC.



By: /s/ Robert K. Reeves                 By: /s/ John J. Patton
    ---------------------------------        -----------------------------------
        Robert K. Reeves                         John J. Patton
        Executive Vice President,                Assistant Secretary
        General Counsel and Secretary


Attest:                                  BANKBOSTON, N.A.



By:    /s/ Jocelyn J. Turner               By:  /s/ Joshua McGinn
    ---------------------------------        -----------------------------------
    Name:  Jocelyn J. Turner                 Name:  Joshua McGinn
    Title: Account Manager                   Title: Senior Account Manager


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                              OFFICER'S CERTIFICATE

         Reference is made to the Amended and Restated Rights Agreement, dated as of March 17, 1989, as amended effective June 13, 1992, amended and restated as of December 12, 1997, as amended effective November 24, 1998, and as amended effective March 10, 1999 (the "Rights Agreement"), between Ocean Energy, Inc., a Texas corporation (formerly known as Seagull Energy Corporation and referred to herein as the "Company"), and BankBoston, N.A. (as successor of NCNB Texas National Bank)(the "Rights Agent").

         The undersigned, being a duly elected officer of the Company, hereby certifies to the Rights Agent that the amendment attached hereto is in compliance with the terms of Section 26 of the Rights Agreement, and, on behalf of the Company, directs that the Rights Agent execute such amendment in accordance with Section 26 of the Rights Agreement.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 19th day of May, 1999.


                                       /s/ Robert K. Reeves
                                       -----------------------------------------
                                       Robert K. Reeves
                                       Executive Vice President,
                                       General Counsel and Secretary